Exhibit 10.3

STOCK PLEDGE AGREEMENT

        STOCK PLEDGE AGREEMENT dated as of March 24, 2004, made by and between those certain parties set forth on Schedule A hereto (each a “Pledgor” and collectively the “Pledgors”), Widepoint Corporation (the “Secured Party”) and the law firm of Foley & Lardner LLP (the “Agent”), as agent for the Secured Party.

        PRELIMINARY STATEMENTS:

        I.        The Pledgors will be issued 3,266,384 shares of the common stock, $.001 par value (the “Pledged Securities”), of Secured Party in the event a closing occurs under the Merger Agreement, dated March 24, 2004, by and between Secured Party, Pledgors, Chesapeake Acquisition Corporation and Chesapeake Government Technologies, Inc. (the “Merger Agreement”).

        II.       It is a condition precedent to Secured Party closing under the Merger Agreement that the Pledgors shall have duly executed and entered into this Agreement.

        III.      Contemporaneously with the execution of this Agreement, the parties hereto shall also execute an Escrow Agreement as provided under the Merger Agreement.

        NOW THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound do hereby agree as follows:

        SECTION A.   Pledge. The Pledgors hereby pledge to the Agent, and grant to the Agent a security interest and other rights hereinafter set forth in, the following items for the benefit of the Secured Party (the “Pledged Collateral”):

1. the Pledged Securities and the certificates representing the Pledged Securities, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Securities; and

2. all proceeds of any and all of the foregoing Pledged Collateral (including, without limitation, proceeds that constitute property of the types described above).

        SECTION B.   Voting of Pledged Collateral. The Pledgors agree that the voting rights of the Pledged Collateral shall only be voted in support of and in accordance with the decisions and determinations made by a majority of the Widepoint Board of Directors, and the Pledged Collateral shall not be voted at any time and/or in any manner whatsoever (so long as the Pledged Collateral is pledged and not released) to change or alter the members of the Board of Directors, officers, employees and consultants of Widepoint who serve in such positions immediately prior to the Effective Time.

        SECTION C.   Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent. Upon the occurrence and during the continuation of an Event of Default (as defined below), the Agent shall have the duty, at any time at the direction of the Secured Party on ten (10) business days notice to the Pledgors, to transfer to or to register in the name of the Agent or any of its nominees, or in the name of the Secured Party, any or all of the Pledged Collateral as provided herein, subject only to the provisions of Section F. In addition, the Agent shall have the right at any such time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

        SECTION D.   Representations and Warranties. The Pledgors, jointly and severally, represent and warrant as follows:

1. The Pledgors are the sole owners of the Pledged Collateral, free and clear of any lien, security interest, option or other charge or encumbrance, except for the security interest and other rights created by this Agreement.

2. The pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral.

        SECTION E.   Further Assurances. The Pledgors agree that at any time and from time to time the Pledgors will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable as determined by the Secured Party, or that the Agent may reasonably request, in order to perfect and protect any security interest or other rights granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

        SECTION F.   Voting Rights; Dividends; Etc.

1. Until such time as the Pledged Collateral is either released to the Pledgors or delivered to the Secured Party in accordance with the terms of the Merger Agreement;

(a) The Pledgors shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement, except that the Pledgors agree that the voting rights of the Pledged Collateral shall only be voted in support of and in accordance with the decisions and determinations made by a majority of the Widepoint Board of Directors, and the Pledged Collateral shall not be voted at any time and/or in any manner whatsoever to change or alter the members of the Board of Directors, officers, employees and consultants of Widepoint who serve in such positions immediately prior to the Effective Time.

(b) The Pledgors shall be entitled to receive and retain any and all dividends and distributions paid in respect of the Pledged Collateral, provided, however, that any and all (i) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, Pledged Collateral, and (ii) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution, shall be, and shall be forthwith delivered to the Agent to hold as, Pledged Collateral and shall, if received by the Pledgors, be received in trust for the benefit of the Agent, be segregated from the other property or funds of the Pledgors, and be forthwith delivered to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement or assignment).

(c) The Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgors upon demand and without undue delay all such proxies and other instruments as the Pledgors may reasonably request for the purpose of enabling the Pledgors to exercise the voting and other rights which it is entitled to exercise subject to the provisions of this Agreement.

2. Upon the delivery of all or any portion of the Pledged Collateral to the Secured Party in accordance with the terms of the Merger Agreement:

(a) All rights of the Pledgors to exercise or refrain from exercising the voting and other consensual rights which they would otherwise be entitled to exercise pursuant to this Agreement and to receive the dividends payments which the Pledgors would otherwise be authorized to receive and retain pursuant to this Agreement shall cease, and all such rights shall thereupon become vested in the Secured Party.

(b) All dividends which are received by the Pledgors contrary to the provisions of this Agreement shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Pledgors and shall be forthwith paid over to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

        SECTION G.   Transfers and Other Liens. The Pledgors agrees that they will not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement.

        SECTION H.   Agent Appointed Attorney-in-Fact. The Pledgors hereby appoint the Agent as the Pledgors’ attorney-in-fact, with full authority in the place and stead of the Pledgors and in the name of the Pledgors or otherwise, from time to time in the Agent’s discretion to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement. The Agent agrees that such role as attorney-in-fact shall terminate upon delivery of the Pledged Collateral to the Pledgors.

        SECTION I.   Agent May Perform. If the Pledgors fail to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Pledgors under Section L of this Agreement.

        SECTION J.   The Agent’s Duties.

1. The powers conferred on the Agent hereunder are solely to protect the Secured Party’s interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers, except upon the direction of the Secured Party. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Pledged Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Pledged Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Agent accords its own property.

2. The Secured Party hereby agrees to indemnify and defend the Agent and to hold the Agent harmless from any loss, liability or expense incurred by the Agent without willful malfeasance or nonfeasance or bad faith on its part arising out of or in connection with the acceptance or administration by the Agent of its duties hereunder, including, but not limited to, the reasonable fees, costs and expenses of defending itself against claims of liability hereunder. Anything in the foregoing to the contrary notwithstanding, in the event of a dispute between the parties or between either or both of the parties and the Agent or in the event of the Agent’s resignation if no successor agent has been appointed within thirty (30) days following written notice by the Agent to the Pledgors and the Secured Party of such resignation, at the sole discretion of the Agent, the Agent may at any time deposit any or all of the Pledged Collateral with a federal or state court located in the State of Maryland selected by the Agent and in such event (x) all liability and responsibility of the Agent shall terminate upon such deposit having been made, and (y) after such deposit is made, and absent willful malfeasance or nonfeasance or bad faith on the part of the Agent, the Agent may represent the Secured Party in connection with any dispute or proceeding relating to the disposition of the Pledged Collateral. Absent willful malfeasance or nonfeasance or bad faith on the part of the Agent, the Secured Party and each of the Pledgors hereby waive any actual or alleged conflict of interest by reason of the Agent serving as Agent hereunder or in connection with any such representation. Any breach or violation of the terms of this Agreement by any party, including the provisions and restrictions of this Section J, in addition to giving rise to monetary damages, may be enjoined. The Agent shall not be bound in any way by any agreement or contract between the Secured Party and any Pledgor whether or not it has knowledge thereof, and the Agent’s only duties and responsibilities hereunder shall be to hold the Pledged Collateral as Agent and to dispose of the Pledged Collateral in accordance with the terms of this Agreement, the Merger Agreement and the Escrow Agreement. The Agent may act upon any instruments or other writings believed by the Agent in good faith to be genuine and to be signed or presented by the proper persons. The Agent shall not be liable for any error in judgment, law or fact or for any act done or omitted to be done in connection with the performance of its duties under this Agreement, except for its own willful malfeasance or nonfeasance or bad faith. The Agent may consult with independent counsel and a written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or omitted by the Agent hereunder in good faith and in reliance upon such opinion.

        SECTION K.   Actions of Agent upon Completion of 2004 and 2005 Audits.

1. Following the completion of the fiscal year end audit for 2004 for the Secured Party, the Agent shall release such portion of the Pledged Collateral as is required by the terms of the Escrow Release Formula set forth in Section 6.15 of the Merger Agreement and shall continue to hold any unreleased portion of the Pledged Collateral in accordance with the terms of this Agreement.

2. Following the completion of the fiscal year end audit for 2005 (and 2006 if required) for the Secured Party, the Agent shall release such portion of the Pledged Collateral as is required by the terms of the Escrow Release Formula set forth in Section 6.15 of the Merger Agreement and shall retain any unreleased portion of the Pledged Collateral for delivery to the Secured Party or such other action as the Secured Party may direct.

        SECTION L.   Expenses. The Secured Party will upon demand pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent may incur in connection with (i) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral or (ii) the exercise or enforcement of any of the rights of the Agent hereunder.

        SECTION M.   Amendments, Etc. This Agreement may be altered or amended only with the written consent of all of the parties hereto.

        SECTION N.   Addresses for Notices. All notices and other communications hereunder shall be in writing (and shall be deemed given upon receipt) if delivered personally, telecopied (which is confirmed), mailed by registered or certified mail (return receipt requested), or delivered by a national overnight delivery service (e.g., Federal Express) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Secured Party, to:

Widepoint Corporation
One Lincoln Centre
18W140 Butterfield Road, Suite 1100
Oakbrook Terrace, IL 60181
Attn: Steve Komar

If to the Pledgors, to:

the addresses set forth on Exhibit A hereto.

If to the Agent, to:

Foley & Larder, LLP
3000 K Street, NW,
Suite 500
Washington, DC 20007
Attn: Thomas James, Esq.

        SECTION O.   Continuing Security Interest.

1. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the release of the Pledged Collateral in accordance with the Escrow Release Formula set forth in Section 6.15 of the Merger Agreement or the delivery of the Pledged Collateral to the Secured Party following the 2006 fiscal year end audit of the Secured Party, (ii) be binding upon the Pledgors, their successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Agent and its successors, transferees and assigns.

2. Upon the release of the Pledged Collateral, or any portion thereof, in accordance with Escrow Release Formula set forth in Section 6.15 of the Merger Agreement to the Pledgors, the security interest granted hereby shall terminate with regard to the portion of the Pledged Collateral so released and all rights to such portion of the Pledged Collateral shall revert to the Pledgors. Upon any such termination, the Agent will, at the Pledgors’ expense, return to the Pledgors such portion of the Pledged Collateral and execute and deliver to the Pledgors such documents as the Pledgors shall reasonably request to evidence such termination.

        SECTION P.   Governing Law; Jurisdiction and Service of Process.

1. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable principles of conflicts of law.

2. Jurisdiction and Service of Process. ANY ACTION OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY RIGHT ARISING OUT OF, THIS AGREEMENT SHALL BE BROUGHT AGAINST ANY OF THE PARTIES HERETO IN THE APPROPRIATE FEDERAL COURT LOCATED IN THE STATE OF MARYLAND, WITH EACH PARTY HERETO AGREEING TO SUBJECT MATTER JURISDICTION, PERSONAL JURISDICTION AND VENUE IN SUCH COURT. EACH OF THE PARTIES HERETO CONSENTS TO THIS JURISDICTION PROVISION IN ANY SUCH ACTION OR PROCEEDING AND WAIVES ANY OBJECTION TO VENUE LAID THEREIN. PROCESS IN ANY ACTION OR PROCEEDING REFERRED TO IN THE PRECEDING SENTENCE MAY BE SERVED ON ANY PARTY HERETO ANYWHERE IN THE WORLD.

        SECTION Q.   This Agreement may be executed in counterparts, each one of which will constitute an original and all of which taken together will constitute one document. This Agreement may be executed by delivery of a signed signature page by fax to the other parties hereto and such fax execution and delivery will be valid in all respects.

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first above written.

EXECUTED: PLEDGORS: ATTEST/WITNESS:

Name: John D. Crowley Witness	Mark C. Fuller, Individually

Name: Jay O. Wright Witness	John D. Crowley, Individually

Name: Mark C. Fuller Witness	Jay O. Wright, Individually
SECURED PARTY: ATTEST:	WIDEPOINT CORPORATION
	By:	[SEAL]

James T. McCubbin, Secretary		Steve L. Komar, C.E.O.

AGENT:
By:
The law firm of Foley & Lardner LLP Thomas James, Partner

EXHIBIT A

Pledgor	Pledgor Address
Mark C. Fuller	9722 Meyer Point Drive, Potomac, Maryland 20854
John D. Crowley	6301 Orchid Drive, Bethesda, Maryland 20817
Jay O. Wright	9621 Trailridge Terrace, Potomac, Maryland 20854